Exhibit 10.3

This instrument prepared by:

MARK A. JACOBS, Esq

BERGMAN AND JACOBS, P.A.

2001 Hollywood Boulevard, Suite 200

Hollywood, Fl. 33020

GUARANTY AGREEMENT

IMPROVED PROPERTY LOCATED IN FLORIDA

THIS GUARANTY AGREEMENT is made this      day of October, 2008, by:

THE PBSJ CORPORATION, a Florida corporation (“GUARANTOR,” and if more than one, then, collectively and jointly and severally, the “GUARANTOR”)

Mailing Address:	9095 S.W. 87th Avenue, Suite 777 Miami, Fl. 33176

AND

SUNTRUST BANK

a State Bank organized under the laws of Georgia

Mailing Address:	777 Brickell Avenue Miami, Fl. 33131

(“LENDER,” such term to include subsequent holders, if any, of the Promissory Note(s) which this Guaranty secures, unless the context requires otherwise), concerning the obligations of: POST, BUCKLEY, SCHUH & JERNIGAN, INC., a Florida corporation (“BORROWER”).

RECITALS OF FACT:

A. POST, BUCKLEY, SCHUH & JERNIGAN, INC., a Florida corporation (“MORTGAGOR”) is the owner of certain real property located in the State of Florida which is legally described in Exhibit “A” attached hereto and made a part hereof, the improvements thereon, and all personal property used in connection therewith (hereinafter collectively the “PROPERTY”).

B. LENDER previously provided to BORROWER financing and BORROWER provided to LENDER a mortgage on the PROPERTY and in connection therewith the BORROWER and MORTGAGOR and GUARANTOR executed and delivered to LENDER loan documents, including but not limited to, the following:

i) that certain Promissory Note dated March 19, 2001 in the original principal amount of $9,000,000.00.

ii) a Mortgage, Security Agreement and Assignment of Leases, Rents, and Profits (“Mortgage”) dated March 19, 2001, recorded March 21, 2001 in Official Records Book 6218 at Page 4333 of the Public Records of Orange County, Florida.

iii) an Assignment of Leases, Rents and Profits dated March 19, 2001, recorded March 21, 2001 in Official Records Book 6218 at Page 4368 of the Public Records of Orange County, Florida.

iv) a Guaranty Agreement dated March 19, 2001 from the GUARANTOR.

v) all other related loan documents.

C. The BORROWER has requested a future advance in the amount of SEVEN MILLION TWO HUNDRED FORTY SIX THOUSAND ONE HUNDRED ELEVEN DOLLARS AND EIGHTY NINE CENTS ($7,246,111.89), pursuant to the terms of the Mortgage.

D. LENDER is providing to BORROWER the future advance which shall be secured by the PROPERTY and BORROWER, in connection therewith, has executed (i) the Future Advance Promissory Note in the principal amount of $7,246,111.89, (ii) the Consolidated Renewal Promissory Note in the amount of $13,600,000.00 that consolidates and renews the Future Advance Promissory Note and the Promissory Note (hereinafter the “Note”) and (iii) a Future Advance, Note and Mortgage Modification Agreement, and (iv) certain other documents creating liens, granting security interests, or otherwise evidencing or securing the loan (hereinafter the “Loan”) by LENDER to BORROWER (all of which such documents, whether or not listed in the preceding sentence, are hereinafter collectively referred to as the “Loan Documents”).

E. LENDER has required a guaranty of the Loan by GUARANTOR and the LENDER would not make the Loan but for the guaranty of GUARANTOR.

F. The GUARANTOR and the BORROWER’s business interest are closely intertwined or GUARANTOR has a substantial ownership interest in BORROWER; accordingly, the GUARANTOR will substantially benefit from any credit extensions by the LENDER to the BORROWER.

G. In consideration of the substantial benefits flowing to GUARANTOR by virtue of the Loan, GUARANTOR has agreed to fully guarantee any and all debts, obligations and liabilities of the BORROWER arising from the Note and the other Loan Documents, and GUARANTOR wishes to set forth its guaranty in writing for the benefit of LENDER.

NOW THEREFORE, in consideration of LENDER’s agreement to make the Loan to BORROWER; in consideration of the terms, covenants and provisions of the Loan Documents; pursuant to the requirement of LENDER; and with the understanding and agreement on the part of GUARANTOR that the Loan and other financial accommodations granted by LENDER to BORROWER are and will be of direct interest, benefit and advantage to GUARANTOR and that the Loan and other financial accommodations granted by LENDER to BORROWER would not be made or granted in the absence of this Guaranty, GUARANTOR hereby agrees that the foregoing recitals are true and correct and incorporated herein by this reference, and further states and agrees as follows:

1. Request to Make Loan. GUARANTOR hereby requests LENDER to make the Loan to BORROWER and to extend credit, to permit credit to remain outstanding and to give financial accommodations to BORROWER, as BORROWER may desire and as LENDER may grant, from time to time, whether to the BORROWER alone or to the BORROWER and others, and specifically to make the Loan described in the Loan Documents.

2. Guaranty.

2.1. GUARANTOR hereby absolutely, unconditionally, irrevocably and jointly and severally guarantees, full and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, and at all times thereafter, of (a) all principal, interest and any other charges due on the Note as the same may be extended, renewed or modified; (b) all obligations, covenants, and indebtedness arising under any of the Loan Documents, including all other Financial Contract Obligations, as defined in the Loan Documents, and (c) all expenses incurred by LENDER in the enforcement and collection of any of the liabilities or other indebtedness now or hereafter owed by BORROWER to LENDER, the enforcement of all rights and remedies under the Loan Documents or any other security therefor or the enforcement of any LENDER’s rights under this Guaranty Agreement or under any of the Loan Documents (all of the above are hereinafter collectively referred to as the “Liabilities”).

2.2. Upon the request of LENDER, GUARANTOR shall immediately pay or perform the Liabilities when they or any of them become due under the terms of any of the Loan Documents. Any amounts received by LENDER from any sources and applied by LENDER towards the payment of the Liabilities shall be applied in such order of application as LENDER may from time to time elect in its sole discretion. All Liabilities shall conclusively be presumed to have been created, extended, contracted, or incurred by LENDER in reliance upon this Guaranty and all dealings between BORROWER and LENDER shall likewise be presumed to be in reliance upon this Guaranty.

2.3. It is the intention of the GUARANTOR and the LENDER that the GUARANTOR’s obligations hereunder shall be in, but not in excess of, the maximum amount (the “Maximum Guaranty Liability”) permitted by applicable law governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency or other similar laws applicable to the GUARANTOR (“Applicable Law”). To that end, but only if and to the extent such obligations would otherwise be subject to avoidance under Applicable Law, the GUARANTOR’s obligations hereunder shall be reduced to the maximum amount which, after giving effect thereto, would not, under Applicable Law, render such obligations unenforceable or avoidable under Applicable Law. In no event, however, shall the Maximum Guaranty Liability be reduced to an amount less than the amount the LENDER would be entitled to enforce under Applicable Law (e.g., 11 U.S.C. §548 (c)) by virtue of LENDER’s having given value to the GUARANTOR in exchange for the Liabilities. This §2.3 is intended solely to preserve the rights of the LENDER hereunder to the maximum extent permitted by Applicable Law and neither the GUARANTOR nor any other person shall have any right or claim under this §2.3 that would not otherwise be available under Applicable Law.

3. Renewals, Extensions, and Releases. GUARANTOR hereby agrees and consents that, without notice to or further consent by GUARANTOR, the obligations of BORROWER or any other party for the Liabilities may be renewed, extended, modified, accelerated or released by LENDER as LENDER may deem advisable in its sole discretion and that any collateral which the LENDER may hold or in which the LENDER may have an interest may be exchanged, sold, released or surrendered by it, as it may deem advisable in its sole discretion, without impairing or affecting the obligations of GUARANTOR hereunder in any way whatsoever.

4. Waivers.

4.1 GUARANTOR hereby waives each of the following:

(a) any and all notice of the acceptance of this Guaranty or of the creation, renewal or accrual of any Liabilities, present or future;

(b) the reliance of LENDER upon this Guaranty;

(c) notice of the existence or creation of any Loan Document or of any of the Liabilities;

(d) protest, presentment, demand for payment, notice of default or nonpayment and notice of dishonor to or upon GUARANTOR, BORROWER or any other party liable for any of the Liabilities;

(e) any and all other notices or formalities to which GUARANTOR may otherwise be entitled, including notice of LENDER’s granting the BORROWER any indulgences or extensions of time on payment of any of the Liabilities; and

(f) promptness in making any claim or demand hereunder.

4.2 No delay or failure on the part of the LENDER in the exercise of any right or remedy against either BORROWER or GUARANTOR, or any other party against whom LENDER may have any right, shall operate as a waiver thereof, and no single or partial exercise by LENDER of any right or remedy herein shall preclude other or further exercise thereof or the exercise of any other right or remedy whether contained herein or in the Note or any of the other Loan Documents. No action of LENDER permitted hereunder shall in any way impair or affect this Guaranty.

4.3 GUARANTOR acknowledges and agrees that GUARANTOR shall be and remain absolutely and unconditionally liable for the full amount of all Liabilities notwithstanding any of the following, and expressly waives the right to assert any defenses, set-off or counterclaims with respect thereto as to:

(a) Any or all of the Liabilities being or hereafter becoming invalid or otherwise unenforceable for any reason whatsoever or being or hereafter becoming released or discharged, in whole or in part, whether pursuant to a proceeding under any bankruptcy or insolvency laws or otherwise wherein GUARANTOR, BORROWER, any general partner thereof, or any other party to the Loan is involved; or

(b) LENDER failing or delaying to properly perfect or continue the perfection of any security interest in or lien on any property which secures any of the Liabilities, or to protect the property covered by such security interest or enforce its rights respecting such property or security interest; or

(c) LENDER failing to give notice of any disposition of any property serving as collateral for any Liabilities or failing to dispose of such collateral in a commercially reasonable manner; or

(d) Any changes in the name, legal entity or structure of BORROWER, or any termination, death or dissolution of BORROWER or GUARANTOR as may be applicable; or

(e) Any changes in GUARANTOR’S status or relationship with BORROWER, whether by employment, GUARANTOR’S holdings in BORROWER, or otherwise; or

(f) Any other circumstance which might otherwise constitute a defense.

5. Guaranty of Payment. GUARANTOR agrees that their liability hereunder is primary, absolute and unconditional without regard to the liability of any other party. This Guaranty shall be construed as an absolute, irrevocable and unconditional guaranty of payment and performance (and not a guaranty of collection), without regard to the validity, regularity or enforceability of any of the Liabilities.

6. Guaranty Effective Regardless of Collateral. This Guaranty is made and shall continue as to any and all Liabilities without regard to any liens or security interests in any collateral; the validity, effectiveness or enforcability of such liens or security interests; or the existence or validity of any other guaranties or rights of LENDER against any other obligors. Any and all such collateral, security, guaranties, and rights against other obligors, if any, may from time to time without notice to or consent of GUARANTOR, be granted, sold, released, surrendered, exchanged, settled, compromised, waived, subordinated or modified, with or without consideration, on such terms or conditions as may be acceptable to LENDER, without in any manner affecting or impairing the liabilities of GUARANTOR.

7. Additional Credit. Credit or financial accommodations may be granted or continued from time to time by LENDER to BORROWER regardless of BORROWER’s financial or other condition at the time of any such grant or continuation, without notice to or the consent of GUARANTOR and without affecting GUARANTOR’S obligations hereunder. LENDER shall have no obligation to disclose or discuss with GUARANTOR its assessment of the financial condition of BORROWER.

8. Rescission of Payments. If at any time payment of any of the Liabilities or any part thereof is rescinded or must otherwise be restored or returned by LENDER upon the insolvency, bankruptcy or reorganization of BORROWER or under any other circumstances whatsoever, this Guaranty shall continue to be effective or shall (if previously terminated) be reinstated, as the case may be, as if such payment had not been made.

9. Subrogation. GUARANTOR will not exercise any rights which GUARANTOR may have acquired by way of subrogation under this Guaranty, whether acquired by any payment made hereunder or otherwise, unless and until all of the Liabilities have been fully paid. If any payment is made by any person to GUARANTOR on account of such subrogation rights at any time when all of the Liabilities have not been paid in full, then GUARANTOR will promptly pay any amount so paid to the LENDER to be applied to any of the Liabilities, whether matured or unmatured, in such order and according to such priority as LENDER may in its sole discretion determine.

10. Collateral. As security for this Guaranty and for any other obligations or liabilities (present or future, absolute or contingent, due or not due) of GUARANTOR to LENDER, GUARANTOR hereby grants to LENDER a continuing security interest and lien upon all property of GUARANTOR now or at any time hereafter in the possession or custody of LENDER for any purpose (including property left in safekeeping or custody), and also upon any deposits or accounts with or any credit or claim of the GUARANTOR against LENDER, existing now or at any time hereafter. LENDER is hereby irrevocably and unconditionally authorized and empowered, upon the occurrence of any Event of Default as defined in the Note, to appropriate, seize, foreclose upon, and apply to the payment of the Liabilities, any and all funds, property, securities, deposits, claims or credit balances without demand, advertisement or notice, all of which are hereby expressly waived by GUARANTOR. GUARANTOR agrees to preserve, protect and maintain such collateral and hereby permits LENDER to, any time, take any action it may deem reasonably necessary or appropriate for the care of preservation of such property or of any rights of GUARANTOR therein.

11. Independent Obligations. The obligations of GUARANTOR are independent of the obligations of BORROWER, and a separate action or actions for payment, damages or performance may be brought and prosecuted against GUARANTOR, whether or not an action is brought against BORROWER or the security for BORROWER’S obligations, and whether or not BORROWER is joined in any such action or actions. GUARANTOR expressly waives any requirement that LENDER institute suit against BORROWER or any other persons, or exercise or exhaust its remedies or rights against BORROWER or against any other person, other guarantors, or other collateral securing all or any part of the Liabilities, prior to enforcing any rights LENDER has under this Guaranty or otherwise. LENDER may pursue all or any such remedies at one or more different times without in any way impairing its rights or remedies hereunder. GUARANTOR hereby further waives the benefit of any statute of limitations affecting their liabilities hereunder or the enforcement hereof.

12. Transfer of Liabilities. LENDER may, without notice of any kind, sell, assign or transfer all or any of the Liabilities. In any such event each and every immediate and successive assignee, transferee, or holder of all or any of the Liabilities shall have the full right to enforce this Guaranty by suit or otherwise, for the benefit of such assignee, transferee or holder as fully as if such assignee, transferee or holder were herein by name specifically given such right, powers and benefits. LENDER shall have an unimpaired right, prior and superior to that of any such assignee, transferee or holder, to enforce this Guaranty for the benefit of LENDER, with regard to those Liabilities which LENDER has not sold, assigned or transferred.

13. Subordination of Indebtedness of BORROWER to GUARANTOR and Incurrence of Additional Debt. Any indebtedness of BORROWER to GUARANTOR now or hereafter existing is hereby subordinated to the prior payment in full of the Liabilities. GUARANTOR agrees that, until the Liabilities have been paid in full, GUARANTOR will not seek, accept or retain for GUARANTOR’S own account, any payment (whether for principal, interest or otherwise) from BORROWER on account of such subordinated debt. Any payments to GUARANTOR on account of such subordinated debt shall be collected and received by GUARANTOR in trust for LENDER and shall be paid over to LENDER on account of the Liabilities without impairing or releasing the obligations of GUARANTOR hereunder. GUARANTOR hereby unconditionally and irrevocably agrees that:

(a) GUARANTOR will not at any time assert against BORROWER (or BORROWER’s estate in the event that BORROWER becomes the subject of any case or proceeding under any federal or state bankruptcy or insolvency laws) any right or claim to indemnification, reimbursement, contribution or payment for or with respect to any and all amounts GUARANTOR may pay or be obligated to pay LENDER, including, without limitation, the Liabilities, and any and all obligations which GUARANTOR may perform, satisfy or discharge, under or with respect to the Guaranty, and

(b) GUARANTOR waives and releases all such rights and claims to indemnification, reimbursement, contribution or payment which GUARANTOR may have now or at any time against BORROWER (or BORROWER’S estate in the event that BORROWER becomes the subject of any case or proceeding under any federal or state bankruptcy or insolvency laws).

14. Successors and Assigns. LENDER may assign this Guaranty Agreement and all or any of its rights, privileges, interests and remedies hereunder to any other person or entity whatsoever without notice to or consent by GUARANTOR, and in such event the assignee shall be entitled to the benefits of this Guaranty Agreement and to exercise all rights, interests and remedies as fully as LENDER. This Guaranty Agreement shall inure to the benefit of and may be relied upon and enforced by any successor or assignee of LENDER and by any transferee or subsequent holder of any of the Liabilities.

15. Termination. The Guaranty, including without limitation the covenants in Section 16 hereof, shall terminate only when all of the Liabilities have been paid in full, including all interest thereon, late charges and other charges and fees included within the Liabilities. When the conditions described above have been fully met, LENDER will, upon request, furnish to GUARANTOR a written cancellation of this Guaranty.

16. Environmental Provisions.

16.1 GUARANTOR acknowledges that the Mortgage signed by BORROWER contains substantial provisions relating to certain environmental representations and warranties of BORROWER, environmental covenants of BORROWER, and BORROWER’s obligations to remedy certain environmental matters. Such provisions of the Mortgage are hereby incorporated into this Guaranty as though fully set forth, and GUARANTOR agrees that GUARANTOR’S obligations include without limitation a guaranty of all obligations of the BORROWER and all liabilities of BORROWER under such provisions.

16.2 Without limiting the generality of the foregoing, GUARANTOR shall defend and indemnify LENDER against any and all claims, assertions, demands, judgments, penalties, fines, liabilities, costs, damages and expenses, including court costs and attorneys’ fees and expenses incurred by LENDER, whether prior to trial, at trial, or on appeal, in any action against or involving LENDER resulting from any breach of the representations, warranties and covenants in the Mortgage, from the falsity of any representation, and from the discovery of any Hazardous Substance (as defined in the Mortgage) in, upon or over or emanating from the Property. It is the intent of GUARANTOR and LENDER that LENDER shall have no liability or responsibility for damage or injury to human health, the environment or natural resources caused by, for abatement and/or clean-up of, or otherwise with respect to Hazardous Substances by virtue of the interest of LENDER in the Property, or as result of LENDER exercising any of its remedies under any of the Loan Documents, including but not limited to LENDER’s becoming the owner of the Property by foreclosure or conveyance in lieu of foreclosure.

17. Financial Statements and Tax Returns. The GUARANTOR agrees to furnish to LENDER in a form acceptable to the LENDER on request, however not less than on an annual basis, not later than April 1st of each year, financial statements, of the GUARANTOR. In addition, GUARANTOR shall furnish to the LENDER on an annual basis, within 30 days of filing, copies of all income tax returns filed by the GUARANTOR.

18. Execution in Counterparts. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

19. Notices. Any notice required or permitted to be given hereunder must be in writing and given (a) by depositing same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested; (b) by delivering the same in person to such party; (c) by transmitting a facsimile copy to the correct facsimile phone number of the intended recipient; or (d) by depositing the same into the custody of a national overnight commercial delivery service addressed to the party to be notified. In the event of mailing, notices shall be deemed effective three (3) days after posting; in the event of overnight delivery, notices shall be deemed effective on the next business day following deposit with the delivery service; in the event of personal service or facsimile transmission, notices shall be deemed effective when received, except if facsimile transmission is used, then a duplicate original must also be sent out by overnight courier service for next-day delivery. The addresses of the parties shall be as follows:

LENDER:

SUNTRUST BANK

777 Brickell Avenue

Miami, Fl. 33131

GUARANTORS:

The address shown on page 1 above.

From time to time either party may designate another or additional addresses for all purposes of this Guaranty by giving the other party no less than ten (10) days’ advance notice of such change of address in accordance with the notice provisions hereof.

20. GUARANTOR, as either stockholder(s) or affiliate(s) of BORROWER, and as such being “Insiders,” as defined in 11 U.S.C. § 101, agrees as follows:

(A) GUARANTOR irrevocably waives and agrees not to assert any claim (as defined in 11 U.S.C. § 101) that GUARANTOR may now or hereafter have against the BORROWER because of any payments or transfers made by GUARANTOR, or any payment or transfer for which GUARANTOR is obligated to make, to LENDER under this Guaranty or under any other agreement with a creditor of the BORROWER.

(B) GUARANTOR’S obligations under this Guaranty include all amounts paid to LENDER by the BORROWER later recovered from LENDER in a legal proceeding.

(C) GUARANTOR’S obligations under this Guaranty survive the payment in full of the Loan until the payment has become final and no longer subject to being set aside or recovered in any legal proceeding. LENDER is not required to release any collateral securing GUARANTOR’S obligations until one (1) year after the Loan is fully paid.

(D) GUARANTOR hereby expressly waives any express or implied right of subrogation or other right of reimbursement from the BORROWER or the BORROWER’S estate and any other right to payment from the BORROWER or the BORROWER’s estate, arising out of or on account of any sums paid or agreed to be paid by GUARANTOR under this Guaranty, whether any such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

21. WAIVER OF TRIAL BY JURY: GUARANTOR AND LENDER HEREBY IRREVOCABLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY AGREEMENT , AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN

CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER EXTENDING CREDIT TO BORROWER. FURTHER, GUARANTOR HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LENDER, NOR THE LENDER’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

22. Miscellaneous. This Guaranty shall be a continuing guaranty and shall have been deemed to have been made under and shall, in all respects, including without limitation, matters of construction, validity and performance, be governed by and construed in accordance with the laws of the State of Florida. GUARANTOR further agrees to execute all documents as may be requested by LENDER, from time to time, to reaffirm this Guaranty whether as a result of a future advance of funds to BORROWER under the Mortgage, a transfer of the Loan Documents by LENDER, or otherwise. This Guaranty shall bind the successors and assigns of GUARANTOR (except that GUARANTOR may not assign its liabilities under this Guaranty without the prior written consent of LENDER, which consent LENDER may in its sole direction withhold) and shall inure to the benefit of LENDER, its successors, transferees and assigns. In addition, GUARANTOR agrees that the covenants and agreements of GUARANTOR set forth herein shall be deemed to be the joint and several liabilities of each person comprising GUARANTOR herein, if more than one, and if more than one person or entity has guaranteed this Loan, whether by separate document or otherwise. Each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Guaranty is held invalid or unenforceable by final and unappealable judgment of the court having jurisdiction over the matter and persons, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision, its application in other circumstances or the remaining provisions of this Guaranty. GUARANTOR hereby agrees that venue as to this Guaranty shall be in the State of Florida, in the County where suit is filed on the Note and Mortgage, irrespective of GUARANTOR’s residence, domicile or place of business, and GUARANTOR hereby submits to personal jurisdiction within the courts of such county.

23. TRANSFER OF LOAN: The Lender may. at any time, sell, transfer or assign the Note, the Security Instrument and the other Loan Documents, and any and all servicing rights with respect thereto, or grant participations therein or issue mortgage pass through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the “Securities”). Lender may forward to each purchaser, transferee, assignee, participant, investor in such Securities or any Rating Agency (as hereinafter defined) rating such securities (collectively the “Investor”) and each prospective Investor, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, any Guarantor and the Property, whether furnished by Borrower, any Guarantor or otherwise, as Lender determines necessary or desirable. The term “Rating Agency” shall mean each statistical rating agency that has assigned a rating to the Securities.

IN WITNESS WHEREOF, GUARANTOR has executed or caused this Guaranty to be executed.

GUARANTOR:

THE PBSJ CORPORATION
a Florida corporation

/s/ Candace M. Cochrane	By:	/s/ Donald J. Vrana
Witness Signature		DONALD J. VRANA
Print: Candace M. Cochrane	As its:	Senior Vice President and
Chief Financial Officer

/s/ Heathes Madonna
Witness Signature
Print: Heathes Madonna

STATE OF FLORIDA	)
COUNTY OF HILLSBOROUGH	)

The foregoing instrument was acknowledged before me this     day of October, 2008, by DONALD J. VRANA, as Senior Vice President and Chief Financial Officer of THE PBSJ CORPORATION, a Florida Corporation, on behalf of the corporation. He/she (    ) is personally known to me or (    ) has produced as identification a                                          .

/s/ Monica M. Vazquez
NOTARY PUBLIC, STATE OF FLORIDA
Print Name: Monica M. Vazquez
Commission Number: DD735464